UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 23, 2008

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2008, Comstock Homes of Atlanta (“CHOA”), Comstock Homes of Raleigh, LLC (“CHOR”), Comstock Massey Preserve, LLC (“Massey”), Comstock Holland Road, LLC (“Holland”), Comstock James Road, LLC (“James”), Tribble Road Development, LLC (“Tribble”), Comstock Summerland, LC (“Summerland”), Comstock Landing, LLC (“Landing”), Comstock Wakefield, LLC and Comstock Wakefield II, LLC (collectively “Wakefield”), and Comstock Homebuilding Companies, Inc. (the “Company” and collectively the “Borrowers”) entered into a Loan Modification and Forbearance Agreement (“Forbearance Agreement”) with Wachovia Bank, National Association (“Wachovia”) relating to approximately $22,200,000.00 of outstanding indebtedness (the “Secured Debts”) owed by the Borrowers to Wachovia. Under the terms of the Forbearance Agreement, Wachovia agreed modify the Company’s existing secured borrowing base revolver (“Borrowing Base”) into three distinct loans, an $8,000,000.00 construction revolver, an $11,608,484.00 term loan and a $3,000,000.00 project loan. In connection with this modification the Company entered into three corresponding note agreements.

Under the terms of a new $8,000,000.00 construction revolver, the Company and Wachovia refinanced 33 lots from the Borrowing Base which represented $3,300,000.00 of the Company’s outstanding balance (including accrued interest) prior to the modifications. The construction revolver will be used by the Company both to complete construction of the initial 33 lots and to fund construction of pre-sold, non-contingent homes to be built on lots initially financed in the new term loan. The new construction revolver matures on January 10, 2010. Interest on the Revolver is to be paid current on a monthly basis until maturity at an interest rate of LIBOR plus 400 bps. At closing the Company made an initial draw under the new revolver of $1,158,351.00.

Under the terms of a new $11,608,484.00 term loan, the Company and Wachovia refinanced 453 lots from the Borrowing Base which represented $11,608,484.00 of the Company’s outstanding balance (including accrued interest) prior to the modifications. The new term loan, which matures on January 10, 2010, will accrue interest at a rate of LIBOR plus 400 bps from the date of closing until maturity and as such there will be no monthly cash interest payments required during the term of the loan. Lots financed under the new term loan can be either released to a third party upon a sale of the lot or transferred into the new construction revolver in connection with a non-contingent sales contract for the construction of a new home on the lot. In either case, the lot can be released from the new term loan at a price equal to the initial balance of the lot plus accrued interest.

Under the terms of a new $3,000,000.00 project loan, the Company, Tribble and Wachovia refinanced the Company’s 167-lot Tribble Road development project in Atlanta, Georgia. Prior to the refinance the Tribble Road project accounted for $7,288,167.00 of the outstanding balance under the Borrowing Base (including accrued interest). In connection with the refinance Wachovia agreed to an immediate and permanent reduction in the outstanding indebtedness of the Tribble Road project to $3,000,000.00 resulting in debt forgiveness to the Company of $4,288,167.00. The new Tribble Road project loan, which matures on December 10, 2011, will accrue interest at a rate of LIBOR plus 400 bps from the date of closing until maturity and as such there will be no monthly cash interest payments required during the term of the loan.

On December 23, 2008 the Company issued a press release announcing the debt restructuring. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release by Comstock Homebuilding Companies, Inc., dated December 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary